Exhibit 99.1

GLEACHER & COMPANY REPORTS SECOND QUARTER

2012 FINANCIAL RESULTS

NEW YORK, N.Y., August 7, 2012 — Gleacher & Company, Inc. (Nasdaq: GLCH) today reported net revenues of $44.6 million, net loss from continuing operations of ($60.8) million, or ($7.6) million on a non-GAAP basis, and diluted loss per share of ($0.51), or ($0.06) on a non-GAAP basis for the quarter ended June 30, 2012.  A reconciliation of the Company’s GAAP results to these non-GAAP results is discussed below under “Non-GAAP Financial Results.”

Highlights

•                  Continued actions consistent with previously announced long term strategic plan

•                  Substantially rebuilt MBS & Rates business unit

•                  Added experienced professionals to Credit Products unit

•                  Reduced balance sheet usage including adjustments to repo book

Thomas Hughes, Chief Executive Officer, said, “One year ago, after my arrival, we announced a strategic plan to better position Gleacher & Company for profitability and meaningful returns for all stakeholders. We described the major building blocks of the plan, including: a cultural shift to foster coordination among business units; growing our Investment Banking capabilities to include additional industry verticals; assembling best in class content and problem solving skills in particular business units; and achieving significant expense reductions, especially regarding our compensation to revenue ratio. We stated that the plan would take time to implement, and that the roadmap for implementation included critical mileposts. One year later, we have effected a great deal of change against that roadmap: we have recruited new leadership for two business units who are experienced professionals, aligned with our cultural values; we have upgraded our staff, and we are delivering more relevant content and a deeper skill set to our clients; we have reduced expenses by exiting unprofitable activities, and through adjustments to our compensation practices; and we have repositioned our balance sheet so that it is more easily understood.  That said, we still have work to do regarding our Investment Banking division, and we continue to analyze our ClearPoint options.

This undertaking has not been without pain. As we have said previously, when rebuilding, one must invest the time and capital before reaping results.  To that end, we have taken charges, in this and prior quarters, for write downs of goodwill, deferred tax assets, and so forth. These charges were necessary elements of the cleansing required for long term growth.”

Mr. Hughes continued, “Today, Gleacher & Company is staffed by professionals sharing a common vision, and we continue to recruit actively. We have assembled a deeply experienced management team tasked with orchestrating change and building best in class businesses. While we are making progress against the roadmap we designed a year ago, we have a great deal of work left to do, and a number of challenges to overcome; our efforts remain a work in progress, and our results will continue to be impacted by the natural cost of change and early stage business building efforts. We believe our strategic plan is well suited for the current market environment, and our team can deliver against that plan, creating value for all of our stakeholders.”

	Three Months Ended			Six Months Ended
	June	March	June	June	June
(In thousands, except for per share amounts)	2012	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$44,647	$64,743	$56,379	$109,390	$145,768
Pre-tax (loss)/income from continuing operations	(31,751)	(5,282)	2,416	(37,033)	17,144
Net (loss)/income from continuing operations	(60,809)	(4,716)	1,252	(65,525)	9,851
Discontinued operations, net of taxes	(23)	32	(11,672)	9	(13,066)

Non-GAAP pre-tax (loss)/income from continuing operations*	(10,655)	(3,632)	4,101	(14,287)	16,499
Non-GAAP net (loss)/income from continuing operations*	(7,639)	(3,769)	2,219	(11,408)	8,488

Earnings per share:
Diluted - continuing operations	$(0.51)	$(0.04)	$0.01	$(0.55)	$0.08
Diluted - continuing operations (Non-GAAP)*	(0.06)	(0.03)	0.02	(0.10)	0.06

* Designates non-GAAP financial results.  A reconciliation of the Company’s GAAP results to non-GAAP financial results is set forth below under the caption “Non-GAAP Financial Results.”

The Company has included in this press release “non-GAAP financial results.”  A non-GAAP financial result is a numerical measure of financial position or results of operations that includes amounts that are excluded, or excludes amounts that are included, in the most directly comparable result calculated and presented in accordance with generally accepted accounting principles (“GAAP”).  In the financial data included in this press release, the items for which the Company adjusted its GAAP results consist of the following:

•                  impairment of goodwill recorded during the second quarter of 2012,

•                  valuation allowance on deferred tax assets recorded during the second quarter of 2012,

•                  severance expense recorded during the first quarter of 2012,

•                  compensation expense related to the resignation of the former interim CEO in the second quarter of 2011, and

•                  the bargain purchase gain related to the ClearPoint acquisition in the first quarter of 2011.

Impairment of Goodwill

During the second quarter of 2012, the Company recorded a $21.1 million impairment of goodwill relating to both the MBS & Rates (previously captioned MBS/ABS & Rates) and Investment Banking reporting units.  The evaluation was performed and the impairment was recognized as a result of the Company’s market capitalization remaining significantly below its book value for an extended period of time.

Deferred Tax Asset — Valuation Allowance

During the second quarter of 2012, the Company provided for a valuation allowance of $32.1 million on its net deferred tax assets, as the Company entered into a cumulative loss in the most recent three-year period, inclusive of the current quarter operating results.  Such an assessment generally weighs the Company’s recent financial reporting losses to a greater extent than its projections of future taxable income.

The impairment of goodwill and the valuation allowance on the Company’s deferred tax assets are non-cash charges and had no impact to the Company’s liquidity or the net capital of the Company’s broker-dealer subsidiary.

For detailed information on the adjustments made, and a reconciliation of the non-GAAP financial results included in this press release to the most directly comparable GAAP financial metrics, refer to “Non-GAAP Financial Results” below.  While the Company believes that the non-GAAP financial results included herein are instructive, they should only be considered together with their corresponding GAAP financial metrics.

Business Segment Results (including Non-GAAP results)

	Three Months Ended					Six Months Ended
	June	March		June		June		June
(In thousands of dollars)	2012	2012		2011		2012		2011
	(Unaudited)	(Unaudited)		(Unaudited)		(Unaudited)		(Unaudited)

Net revenues:
Investment Banking	$8,730	$4,533		$8,956		$13,263		$16,600
MBS & Rates(1)	5,282	20,331		23,770		25,613		75,476
Credit Products(2)	17,872	21,717		14,851		39,589		35,316
ClearPoint	11,316	15,545		7,008		26,861		13,366
Net revenues - operating segments	43,200	62,126		54,585		105,326		140,758
Other	1,447	2,617		1,794		4,064		2,680	*
Total	$44,647	$64,743		$56,379		$109,390		$143,438	*

Pre-tax (loss)/income from continuing operations:
Investment Banking	$2,195	$579		$3,728		$2,774		$4,991
MBS & Rates	(1,746)	5,487		6,542		3,741		25,407
Credit Products	1,285	962	*	631		2,247	*	2,843
ClearPoint	(2,512)	(2,853)		(1,451)		(5,365)		(2,571)
Pre-tax (loss)/income - operating segments	(778)	4,175	*	9,450		3,397		30,670
Other	(9,877)*	(7,807)		(5,349	)*	(17,684	)*	(14,171	)*
Total	$(10,655)*	$(3,632	)*	$4,101	*	$(14,287	)*	$16,499	*

* Designates non-GAAP financial results.  A reconciliation of the Company’s GAAP results to its non-GAAP financial results is set forth below under the caption “Non-GAAP Financial Results.”

(1) This business segment was formerly referred to as “MBS/ABS & Rates.”

(2) This business segment was formerly referred to as “Corporate Credit.”

Investment Banking

Net revenues were $8.7 million for the quarter ended June 30, 2012, an improvement of $4.2 million compared to the first quarter of 2012 and relatively flat compared to the second quarter of 2011.  Net revenues were $13.3 million for the six-months ended June 30, 2012, a decline of $3.3 million compared to the prior-year period.  Investment banking revenue for the three and six months ended June 30, 2012 benefitted from advisory fees of $7.5 million relating to an engagement on a transaction that closed during the quarter.

The composition of the division’s investment banking revenues was as follows:

	Three Months Ended			Six Months Ended
	June	March	June	June	June
(In thousands)	2012	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Advisory	$8,251	$2,530	$8,203	$10,781	$11,835
Capital Markets	479	2,003	753	2,482	4,765
Total:	$8,730	$4,533	$8,956	$13,263	$16,600

MBS & Rates (formerly referred to as “MBS/ABS & Rates”)

Net revenues were $5.3 million for the quarter ended June 30, 2012, a decline of $15.0 million compared to the first quarter of 2012 and $18.5 million compared to the second quarter of 2011.  The decrease in net revenues was primarily attributable to a leadership transition within the division accompanied by significant employee turnover during the current quarter.  During this period, the segment’s headcount fell to a low of 35 compared to headcount of approximately 70 at April 1, 2012.  New leadership, which was announced in the beginning of May 2012, has substantially rebuilt the division, and headcount stood at approximately 50 at June 30, 2012, which is 80% of the division’s target.  This turnover led to a disruption in sales and trading activities and a re-positioning of inventory, resulting in a decline in net revenues.  Net interest income also declined approximately $5.5 million, compared to the first quarter of 2012 and $3.8 million compared to the second quarter of 2011, due primarily to lower inventory levels.  Partially offsetting these declines were approximately $1.5 million of other revenue recorded in the second quarter of 2012, related to the clawback of certain stock-based compensation grants subject to non-competition provisions.

Net revenues of $25.6 million for the six months ended June 30, 2012, declined by $49.9 million compared to the prior-year period.  This was largely attributable to non-agency asset-backed securities gains of approximately $40.4 million in the prior-year period.

Credit Products (formerly referred to as “Corporate Credit”)

Net revenues were $17.9 million for the quarter ended June 30, 2012, a decline of $3.8 million compared to the first quarter of 2012.  This decrease was due to the recognition of investment banking revenues of $1.9 million in the first quarter of 2012, coupled with lower trading volumes, partially offset by higher spreads.  Revenues improved by $3.0 million compared to the second quarter of 2011 due to an expanded product profile.

Net revenues of $39.6 million for the six months ended June 30, 2012 improved by $4.3 million compared to the prior-year period, due to an expanded product profile.

ClearPoint

Net revenues were $11.3 million for the quarter ended June 30, 2012, a decline of $4.2 million compared to the first quarter of 2012 and an improvement of $4.3 million compared to the second quarter of 2011.  Net revenues declined compared to the first quarter of 2012 as a result of limiting ClearPoint’s daily average loan commitments to a level aligned with its distribution capabilities.  Revenues resulting from prior loan commitment levels were not commercially sustainable and resulted in previously reported liquidity constraints.

Net revenues for the six months ended June 30, 2012 were $26.9 million, an improvement of $13.5 million compared to the prior-year period.  This increase was due to lower daily average loan commitments in the prior-year period as the division’s operations had commenced on January 3, 2011, offset in part by the loan commitment limits implemented in the second quarter of 2012.

The division reported a pre-tax loss of $2.5 million and $5.4 million, respectively, for the quarter and six months ended June 30, 2012.  The pre-tax losses were primarily due to the limits placed on loan origination activities as a result of the liquidity constraints experienced in the first quarter of 2012.  In late May 2012, the division implemented a rightsizing plan in order to better align compensation with distribution capabilities.  In connection with this plan, the division incurred approximately $0.4 million of severance expense during the second quarter of 2012.

Other

Net revenues were $1.4 million for the quarter ended June 30, 2012, a decline of $1.2 million compared to the first quarter of 2012 and $0.3 million compared to the second quarter of 2011.  The reduction in net revenues when compared to the first quarter of 2012 is due to lower net interest income.  Net revenues were lower when compared to the second quarter of 2011, primarily due to the changes in value of the Company’s FATV investment.

Consolidated Compensation and Benefits Expenses (including Non-GAAP results)

Compensation and benefits expense was $32.6 million for the second quarter of 2012, a decline of $11.1 million ($9.5 million on a non-GAAP basis) compared to compensation and benefits expense in the first quarter of 2012, and a decline of $4.7 million ($3.0 million on a non-GAAP basis) compared to compensation and benefits expense in the second quarter of 2011.

Compensation and benefits expense as a percentage of net revenues was 73.0% for the second quarter of 2012, compared to 67.5% (65.0% on a non-GAAP basis) for the first quarter of 2012 and 66.1% (63.1% on a non-GAAP basis) for the second quarter of 2011.  The adverse period-to-period changes in the Company’s compensation as a percentage of revenue was impacted during the second quarter of 2012, by the decline in revenues of the MBS & Rates division, driven by lower net interest income on lower inventory levels, as well as the disruption in sales and trading activities previously described.  To a lesser extent, the ratio was also affected by the lower net revenues of ClearPoint when compared to the first quarter of 2012.

The Company’s compensation and benefits as a percentage of net revenues was 69.8% (68.3% on a non-GAAP basis) for the six months ended June 30, 2012, compared to 66.1% for the prior-year period.

Consolidated Non-Compensation Expenses (including Non-GAAP results)

Non-compensation expenses were $43.8 million ($22.7 million on a non-GAAP basis) for the second quarter of 2012, compared to $26.3 million for the first quarter of 2012 and $16.7 million for the second quarter of 2011.  Non-GAAP results for the second quarter of 2012 exclude the $21.1 million goodwill impairment charge.  Non-compensation expenses include ClearPoint broker fees and loan processing fees of $8.1 million, $12.9 million and $4.6 million for the second quarter of 2012, first quarter of 2012 and second quarter of 2011, respectively, driven by the level of ClearPoint loan commitment volumes in each respective period. Non-compensation expenses for the second quarter of 2012 were also impacted by higher legal, consulting and advisory fees when compared to the first quarter of 2012 and second quarter of 2011.

Provision for Income Taxes

Second Quarter 2012

The Company’s effective income tax rate from continuing operations for the three months ended June 30, 2012 was negative 91.5%, resulting in income tax expense of approximately $29.1 million. The abnormal tax rate differs from the federal statutory tax rate of 35% primarily due to the establishment of a valuation allowance against substantially all of the Company’s deferred tax assets (negative 101%) as well as a non-deductible discrete item attributable to the write-off of goodwill (negative 25%).

The Company provided for a valuation allowance of $32.1 million on its net deferred tax assets, as the Company entered into a cumulative loss in the most recent three-year period, inclusive of the current quarter operating results.  Such an assessment generally weighs the Company’s recent financial reporting losses to a greater extent than its projections of future taxable income.

Six Months Ended 2012

The Company’s effective income tax rate from continuing operations for the six months ended June 30, 2012 of negative 76.9% resulted in income tax expense of approximately $28.5 million.  The abnormal tax rate differs from the federal statutory tax rate of 35% primarily due to the establishment of the previously mentioned valuation allowance against substantially all of the Company’s deferred tax assets during the three months ended June 30, 2012 (negative 87%), as well as the previously mentioned non-deductible discrete item attributable to the write-off of goodwill recorded during the three months ended June 30, 3012 (negative 21%) and tax expense associated with stock-based compensation shortfalls (negative 5%).

Discontinued Operations

Second Quarter 2012 vs. 2011

The Company has classified the results of its Equities segment as discontinued operations due to the Company’s decision to exit this business on August 22, 2011. Results of these discontinued operations for the three and six months ended June 30, 2012 and 2011 are presented in the following table:

	Three Months Ended			Six Months Ended
	June	March	June	June	June
(In thousands)	2012	2012	2011*	2012	2011*
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net revenues	$6	$37	$4,929	$43	$10,200
Total expenses (excluding interest)	(31)	(73)	19,675	(104)	27,408
Income/(loss) from discontinued operations before income taxes	37	110	(14,746)	147	(17,208)
Provisions for income taxes	60	78	(3,074)	138	(4,142)
(Loss)/income from discontinued operations, net of taxes	$(23)	$32	$(11,672)	$9	$(13,066)

*Included within the table above for the three and six months ended June 30, 2011 is a goodwill and intangible impairment charge of approximately $14.3 million.

Non-GAAP Financial Results

The Company has included in this press release certain financial metrics that were not prepared in accordance with accounting principles generally accepted in the United States.  These non-GAAP financial results, which include presentations of net revenues, compensation and benefits, non-compensation expenses, income before income taxes from continuing operations, provision for income taxes, net income from continuing operations, compensation expense ratios, pre-tax margin, return on average tangible equity and diluted earnings per share, are presented as an additional aid in understanding and analyzing the Company’s financial results for the quarters ended June 30, 2012, March 31, 2012, and June 30, 2011 and the six months ended June 30, 2012 and 2011.  Specifically, the Company believes that the non-GAAP results provide useful information by excluding certain items that may not be indicative of the Company’s core operating results or business outlook and also to emphasize information that is critical to understanding the Company’s performance.  These non-GAAP amounts exclude items reflected as adjustments within the “Reconciliation of GAAP to Non-GAAP Income from Continuing Operations” table below.  The Company believes these non-GAAP results will allow for a better evaluation of the operating performance of the Company’s business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior periods and future periods.  References to these non-GAAP results should not be considered a substitute for results that are presented in a manner consistent with GAAP.

A limitation of utilizing these non-GAAP financial results is that the GAAP accounting effects of these excluded items do in fact reflect the underlying financial results of the Company’s business, and these effects should not be ignored in evaluating and analyzing its financial results.  Therefore, the Company believes that non-GAAP results should always be considered together with their corresponding GAAP results.

Reconciliation of GAAP to Non-GAAP Loss from Continuing Operations

	Three Months Ended June 30, 2012					Three Months Ended June 30, 2011
	(Unaudited)					(Unaudited)
(Dollars in thousands, except per share amounts)	GAAP	Adjustments		Non-GAAP		GAAP	Adjustments		Non-GAAP

Net revenues:	$44,647	$—		$44,647		$56,379	$—		$56,379

Expenses (excluding interest):
Compensation and benefits	32,606	—		32,606		37,286	(1,685	)(1)	35,601
Non-compensation expenses	43,792	(21,096	)(2)	22,696		16,677	—		16,677
Total expenses (excluding interest)	76,398	(21,096)		55,302		53,963	(1,685)		52,278

Loss from continuing operations before income taxes	(31,751)	21,096		(10,655)		2,416	1,685		4,101
Provision for income taxes	29,058	(32,074	)(3)	(3,016)		1,164	718	(4)	1,882
Net (loss)/income from continuing operations	$(60,809)	$53,170		$(7,639)		$1,252	$967		$2,219

Earnings per share:
Diluted - continuing operations	$(0.51)			$(0.06	)(5)	$0.01			$0.02 (5)
As a percentage of net revenues:
Compensation and benefits	73.0%			73.0%		66.1%			63.1%
(Loss)/income from continuing operations before income taxes	(71.1)%			(23.9)%		2.2%			7.3%

(1)         Compensation related to the resignation of the former interim CEO in the second quarter of 2011.

(2)         Represents the goodwill impairment charge recognized during the three months ended June 30, 2012.

(3)         Adjustment to remove the effects of the valuation allowance on the Company’s deferred tax assets (note:  the goodwill impairment charge is non-deductible for tax purposes).

(4)         Non-GAAP adjustments multiplied by the Company’s statutory rate of 42.6%.

(5)         Non-GAAP net (loss)/income from continuing operations divided by 119.6 million and 130.6 million dilutive shares for the three months ended June 30, 2012 and 2011, respectively.

Reconciliation of GAAP to Non-GAAP Loss from Continuing Operations (Continued)

	Three Months Ended June 30, 2012					Three Months Ended March 31, 2012
	(Unaudited)					(Unaudited)
(Dollars in thousands, except per share amounts)	GAAP	Adjustments		Non-GAAP		GAAP	Adjustments		Non-GAAP

Net revenues:	$44,647	$—		$44,647		$64,743	$—		$64,743

Expenses (excluding interest):
Compensation and benefits	32,606	—		32,606		43,719	(1,650	)(1)	42,069
Non-compensation expenses	43,792	(21,096	)(2)	22,696		26,306	—		26,306
Total expenses (excluding interest)	76,398	(21,096)		55,302		70,025	(1,650)		68,375

Loss from continuing operations before income taxes	(31,751)	21,096		(10,655)		(5,282)	1,650		(3,632)
Provision for income taxes	29,058	(32,074	)(3)	(3,016)		(566)	703	(4)	137
Net loss from continuing operations	$(60,809)	$53,170		$(7,639)		$(4,716)	$947		$(3,769)

Earnings per share:
Diluted - continuing operations	$(0.51)			$(0.06	)(5)	$(0.04)			$(0.03	)(5)
As a percentage of net revenues:
Compensation and benefits	73.0%			73.0%		67.5%			65.0%
Loss from continuing operations before income taxes	(71.1)%			(23.9)%		(8.2)%			(5.6)%

(1)         Represents severance expense (of which $1.0 million is non-cash stock-based compensation).

(2)         Represents the goodwill impairment charge recognized during the three months ended June 30, 2012.

(3)         Adjustment to remove the effects of the valuation allowance on the Company’s deferred tax assets (note:  the goodwill impairment charge is non-deductible for tax).

(4)         Non-GAAP adjustments multiplied by the Company’s statutory tax rate of approximately 42.6%.

(5)         Non-GAAP net loss from continuing operations divided by 119.6 million and 119.5 million dilutive shares for the three months ended June 30, 2012 and March 31, 2012, respectively.

Reconciliation of GAAP to Non-GAAP Loss from Continuing Operations (Continued)

	Six Months Ended June 30, 2012					Six Months Ended June 30, 2011
	(Unaudited)					(Unaudited)
(Dollars in thousands, except per share amounts)	GAAP	Adjustments		Non-GAAP		GAAP	Adjustments		Non-GAAP

Net revenues:	$109,390	$—		$109,390		$145,768	$(2,330	)(1)	$143,438

Expenses (excluding interest):
Compensation and benefits	76,325	(1,650	)(2)	74,675		96,374	(1,685	)(3)	94,689
Non-compensation expenses	70,098	(21,096	)(4)	49,002		32,250	—		32,250
Total expenses (excluding interest)	146,423	(22,746)		123,677		128,624	(1,685)		126,939

(Loss)/income from continuing operations before income taxes	(37,033)	22,746		(14,287)		17,144	(645)		16,499
Provision for income taxes	28,492	(31,371	)(5)	(2,879)		7,293	718	(6)	8,011
Net (loss)/income from continuing operations	$(65,525)	$54,117		$(11,408)		$9,851	$(1,363)		$8,488

Earnings per share:
Diluted - continuing operations	$(0.55)			$(0.10	)(7)	$0.08			$0.06 (7)
As a percentage of net revenues:
Compensation and benefits	69.8%			68.3%		66.1%			66.0%
(Loss)/income from continuing operations before income taxes	(33.9)%			(13.1)%		11.8%			11.5%

(1)  Represents the bargain purchase gain related to the ClearPoint acquisition on January 3, 2011

(2)  Represents severance expense (of which $1.0 million is non-cash stock-based compensation).

(3)  Compensation related to the resignation of the former interim CEO in the second quarter of 2011.

(4)  Represents the goodwill impairment charge recognized during the three months ended June 30, 2012.

(5)  Represents the compensation and benefits adjustment of $1.7 million multiplied by the Company’s statutory tax rate of 42.6%, plus the removal of the effects of the valuation allowance on the Company’s deferred tax assets (note:  the goodwill impairment charge is non-deductible for tax).

(6)  Non-GAAP adjustments (excluding the bargain purchase gain which is non-taxable) multiplied by the Company’s statutory rate of 42.6%.

(7)  Non-GAAP net (loss)/income from continuing operations divided by 119.2 million and 130.7 million dilutive shares for the six months ended June 30, 2012 and 2011, respectively.

Reconciliation of GAAP to Non-GAAP Pre-Tax (Loss)/Income from Continuing Operations — by Segment

Three Months Ended June 30, 2012			Three Months Ended June 30, 2011
Other			Other
(In thousands)			(In thousands)

Revenues - GAAP	$1,447		Revenues - GAAP	$1,794

Expenses - GAAP	32,420		Expenses - GAAP	8,828

Adjustments	(21,096	)(1)	Adjustments	(1,685	)(2)

Expenses - non GAAP	11,324		Expenses - non GAAP	7,143

Pre-tax loss from continuing operations - non GAAP	$(9,877)		Pre-tax loss from continuing operations - non GAAP	$(5,349)

Three Months Ended March 31, 2012
Credit Products
(In thousands)

Revenues - GAAP	$21,717

Expenses - GAAP	22,405

Adjustments	(1,650	)(3)

Expenses - non GAAP	20,755

Pre-tax income from continuing operations - non GAAP	$962

(1)  Represents the goodwill impairment charge recognized during the three months ended June 30, 2012.

(2)  Compensation expense related to the resignation of the former interim CEO in the second quarter of 2011.

(3)  Represents severance expense (of which $1.0 million is non-cash stock-based compensation).

Reconciliation of GAAP to Non-GAAP Pre-Tax (Loss)/Income from Continuing Operations — by Segment (Continued)

Six Months Ended June 30, 2012
Credit Products			Other
(In thousands)			(In thousands)

Revenues - GAAP	$39,589		Revenues - GAAP	$4,064

Expenses - GAAP	38,992		Expenses - GAAP	42,844

Adjustments	(1,650	)(1)	Adjustments	(21,096	)(2)

Expenses - non GAAP	37,342		Expenses - non GAAP	21,748

Pre-tax income from continuing operations - non GAAP	$2,247		Pre-tax loss from continuing operations - non GAAP	$(17,684)

Six Months Ended June 30, 2011
Other
(In thousands)

Revenues - GAAP	$5,010

Adjustments	(2,330	)(3)

Revenues - non GAAP	2,680

Expenses - GAAP	18,536

Adjustments	(1,685	)(4)

Expenses - non GAAP	16,851

Pre-tax loss from continuing operations - non GAAP	$(14,171)

(1)  Represents severance expense (of which $1.0 million is non-cash stock-based compensation).

(2)  Represents the goodwill impairment charge recognized during the three months ended June 30, 2012.

(3)  Represents the bargain purchase gain related to the ClearPoint acquisition on January 3, 2011.

(4)  Compensation related to the resignation of the former interim CEO in the second quarter of 2011.

Return on Tangible Equity — Annualized (Non-GAAP Unaudited)

Presented below is information on the Company’s annualized return on average tangible stockholders’ equity (Non-GAAP)

	Three Months Ended					Six Months Ended
	June		March		June	June		June
(Dollars in thousands)	2012		2012		2011	2012		2011
	(Unaudited)		(Unaudited)		(Unaudited)	(Unaudited)		(Unaudited)

Net (loss)/income from continuing operations (non-GAAP)	$(7,639	)(1)	$(3,769	)(1)	$2,219 (1)	$(11,408	)(1)	$8,488 (1)
Plus: Amortization of intangibles, net of tax	70		70		418	141		871
Net (loss)/income from continuing operations, adjusted (non-GAAP)	(7,569)		(3,699)		2,637	(11,267)		9,359
Net (loss)/income from continuing operations, adjusted (non-GAAP) - annualized	$(30,276)		$(14,796)		$10,548	$(22,534)		$18,718

Average total stockholders’ equity (GAAP)	$224,150		$257,560		$350,568	$235,808		$349,098
Less: Average intangible assets	(14,674)		(25,345)		(113,746)	(18,251)		(116,250)
Average tangible stockholders’ equity (non-GAAP)	$209,476		$232,215		$236,822	$217,557		$232,848
Annualized return on tangible equity (non-GAAP)	(14.4)%		(6.4)%		4.5%	(10.4)%		8.0%

Return on Average Stockholders’ Equity - Annualized (GAAP)

Presented below is information on the Company’s annualized return on average stockholders’ equity, which is the most directly comparable GAAP metric to the Non-GAAP metric above:

	Three Months Ended				Six Months Ended
	June		March	June	June		June
(Dollars in thousands)	2012		2012	2011	2012		2011
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

Net (loss)/income from continuing operations	$(60,809)		$(4,716)	$1,252	$(65,525)		$9,851
Net (loss)/income from continuing operations - annualized	$ NM	(2)	$(18,864)	$5,008	$ NM	(2)	$19,702

Average total stockholders’ equity	$224,150		$257,560	$350,568	$235,808		$349,098
Annualized return on stockholders’ equity	NM	(2)	(7.3)%	1.4%	NM	(2)	5.6%

(1)         Designates non-GAAP financial results.  A reconciliation of the Company’s GAAP results to non-GAAP financial results is set forth above under the caption “Reconciliation of GAAP to Non-GAAP Income from Continuing Operations.”

(2)         Not meaningful

Summary Results of Operations

	Three Months Ended			Six Months Ended
	June	March	June	June	June
(In thousands, except for per share amounts)	2012	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Principal transactions	$7,891	$21,320	$16,460	$29,211	$61,801
Commissions	16,197	19,151	16,339	35,348	34,798
Investment banking	9,115	6,678	10,042	15,793	20,364
Investment (losses)/gains, net	(139)	132	368	(7)	(318)
Interest income	11,558	19,204	14,884	30,762	29,952
Gain from bargain purchase - ClearPoint Funding, Inc. acquisition	—	—	—	—	2,330
Fees and other	3,527	2,877	1,341	6,404	2,465
Total revenues	48,149	69,362	59,434	117,511	151,392
Interest expense	3,502	4,619	3,055	8,121	5,624
Net revenues	44,647	64,743	56,379	109,390	145,768
Non-interest expenses
Compensation and benefits	32,606	43,719	37,286	76,325	96,374
Impairment of goodwill	21,096	—	—	21,096	—
Clearing, settlement and brokerage	8,695	12,993	5,284	21,688	10,071
Communications and data processing	3,160	3,319	3,279	6,479	6,494
Occupancy, depreciation and amortization	2,236	2,134	2,159	4,370	4,071
Business development	981	1,018	1,236	1,999	2,344
Other	7,624	6,842	4,719	14,466	9,270
Total non-interest expenses	76,398	70,025	53,963	146,423	128,624
(Loss)/income from continuing operations before income taxes and discontinued operations	(31,751)	(5,282)	2,416	(37,033)	17,144
Income tax expense/(benefit)	29,058	(566)	1,164	28,492	7,293
(Loss)/income from continuing operations	(60,809)	(4,716)	1,252	(65,525)	9,851
(Loss)/income from discontinued operations, net of taxes	(23)	32	(11,672)	9	(13,066)
Net loss	$(60,832)	$(4,684)	$(10,420)	$(65,516)	$(3,215)

Earnings per share:
Basic (loss)/income per share

Continuing operations	$(0.51)	$(0,04)	$0.01	$(0.55)	$0.08
Discontinued operations	—	(0.00)	(0.09)	—	(0.11)

Net (loss)/income per share	$(0.51)	$(0.04)	$(0.08)	$(0.55)	$(0.03)

Diluted (loss)/income per share

Continuing operations	$(0.51)	$(0,04)	$0.01	$(0.55)	$0.08
Discontinued operations	—	(0.00)	(0.09)	—	(0.10)

Net (loss)/income per share	$(0.51)	$(0.04)	$(0.08)	$(0.55)	$(0.02)

Weighted average number of shares of common stock:
Basic	119,564	119,510	124,061	119,176	123,825
Diluted	119,564	119,510	130,606	119,176	130,698

Consolidated Statement of Financial Condition (Unaudited)

	June 30,	March 31,	December 31,
(In thousands, except for share and per share amounts)	2012	2012	2011
Assets:
Cash and cash equivalents	$52,733	$32,688	$36,672
Cash and securities segregated for regulatory and other purposes	1,150	2,000	9,612
Securities purchased under agreements to resell	1,879,740	2,984,884	1,523,227
Receivables from
Brokers, dealers and clearing organizations	31,582	89,834	58,776
Related parties	1,362	1,337	1,337
Other	16,218	15,364	16,161
Financial instruments owned, at fair value	763,550	1,457,273	1,554,660
Investments	19,090	18,440	18,310
Office equipment and leasehold improvements, net	6,164	6,608	6,735
Goodwill	—	21,096	21,096
Intangible assets	4,064	4,187	4,311
Income taxes receivable	4,623	9,094	12,102
Deferred tax assets, net	581	27,193	30,766
Other assets	9,896	9,843	9,791
Total Assets	$2,790,753	$4,679,841	$3,303,556
Liabilities and Stockholders’ Equity
Liabilities
Payables to:
Brokers, dealers and clearing organizations	$500,882	$1,054,028	$1,108,664
Related parties	594	4,956	4,939
Other	3,676	3,773	3,243
Securities sold under agreements to repurchase	1,904,807	2,979,606	1,478,081
Securities sold, but not yet purchased, at fair value	110,333	233,499	184,996
Secured borrowings	46,718	117,195	213,611
Accrued compensation	15,540	10,596	26,274
Accounts payable and accrued expenses	11,536	13,562	18,223
Income taxes payable	3,770	4,082	3,979
Deferred tax liabilities	—	1,746	1,622
Subordinated debt	595	801	801
Total Liabilities	2,598,451	4,423,844	3,044,433
Stockholders’ Equity
Common stock ($.01 par value; authorized 200,000,000 shares)	1,337	1,337	1,337
Additional paid-in capital	452,299	455,540	463,497
Deferred compensation	124	161	161
Accumulated deficit	(251,403)	(190,571)	(185,887)
Treasury stock, at cost	(10,055)	(10,470)	(19,985)
Total Stockholders’ Equity	192,302	255,997	259,123
Total Liabilities and Stockholders’ Equity	$2,790,753	$4,679,841	$3,303,556

Common stock (in shares)
Shares issued:	133,769,219	133,769,219	133,714,786
Shares outstanding:	125,731,141	127,072,570	120,883,601

Treasury stock (in shares):	8,038,078	6,696,649	12,831,185

Conference Call Information

The Company will hold a conference call today, August 7, 2012, at 8:30 A.M. (EDT).  This event can be accessed on the Investor Relations portion of the Gleacher & Company website at www.gleacher.com, as well as through the Thomson StreetEvents Network.  Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password protected event management site.  To participate on the call, please dial 888.771.4384 (domestic) or 847.585.4409 (international), participant passcode 9810870#, or request the Gleacher & Company earnings call.

Pre-registration is available at any time prior to and during the call, which provides immediate entry into the call.  Pre-registration can be accessed at the following website:

www.yourconferencecenter.com/confcenter/PinCode/Pin_Code.aspx?100374&o=UXkEvkyIcSUzXB

For those who cannot listen to the live broadcast, a recording of the call will be available for seven days following the call by dialing 888.843.7419 (domestic) or 630.652.3042 (international), participant passcode 9810870#.

About Gleacher & Company

Gleacher & Company, Inc. (Nasdaq: GLCH) is an independent investment bank that provides corporate and institutional clients with strategic and financial advisory services, including merger and acquisition, restructuring, recapitalization, and strategic alternative analysis, as well as capital raising, research based investment analysis, and securities brokerage services, and, through a new subsidiary, engages in residential mortgage lending. For more information, please visit www.gleacher.com.

Forward Looking Statements

This press release contains “forward-looking statements.”  These statements are not historical facts but instead represent the Company’s belief or plans regarding future events, many of which are inherently uncertain and outside of the Company’s control.  The Company often, but not always, identifies forward-looking statements by using words or phrases such as “anticipate,” “estimate,” “plan,” “project,” “target,” “expect,” “continuing,” “ongoing,” “believe” and “intend.”  The Company’s forward-looking statements are based on facts as the Company understands them at the time the Company makes any such statement as well as estimates and judgments based on these facts.  The Company’s forward-looking statements may turn out to be inaccurate for a variety of reasons, many of which are outside of its control.  Factors that could render the Company’s forward-looking statements subsequently inaccurate include the conditions of the securities markets, generally, and demand for the Company’s services within those markets, the risk of further credit rating downgrades of the U.S. government by major credit rating agencies, the impact of international and domestic sovereign debt uncertainties, the possibilities of localized or global economic recession and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission.  Moreover, the Company is implementing a strategic plan designed to improve its operating results, and this plan may not be successful.  It is possible that future events will differ materially from those suggested by the Company’s forward-looking statements.  You are cautioned not to place undue reliance on these forward-looking statements.  The Company does not undertake to update any of its forward-looking statements.

For Additional Information Please Contact:

Investor Contact	Media Contact
Gleacher & Company, Inc.	Joele Frank, Wilkinson Brimmer Katcher
Thomas J. Hughes	Andrew Siegel / Nick Lamplough
Chief Executive Officer	212.355.4449
212.273.7100